EXHIBIT 24

POWER OF ATTORNEY

The undersigned Directors of PHOENIX FOOTWEAR GROUP, INC., each individually, does hereby constitute and appoint James R. Riedman, Russell D. Hall and Dennis T. Nelson, and each or any of them, the undersigned’s true and lawful attorneys-in-fact and agents, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to execute the Phoenix Footwear Group, Inc. annual report on Form 10-K for the fiscal year ended January 2, 2010, including any and all exhibits, schedules, supplements, certifications and supporting documents thereto, for the undersigned as Director, to comply with the Securities Exchange Act of 1934, and the rules, regulations and requirements of the Securities and Exchange Commission in connection therewith.

/s/ FREDRICK R. PORT Fredrick R. Port	Dated: March 18, 2010

/s/ STEVEN M. DEPERRIOR Steven M. DePerrior	Dated: March 28, 2010

/s/ GREGORY M. HARDEN Gregory M. Harden	Dated: March 19, 2010

/s/ JAMES R. RIEDMAN James R. Riedman	Dated: March 30, 2010

/s/ WILHELM PFANDER Wilhelm Pfander	Dated: March 24, 2010

/S/ JOHN C. KRATZER John C. Kratzer	Dated: March 22, 2010